Cloudera Reports Second Quarter Fiscal Year 2019 Financial Results

•	Q2 revenue up 23% year-over-year

•	Q2 subscription revenue up 26% year-over-year

•	568 customers greater than $100,000 annual recurring revenue

PALO ALTO, Calif. September 5, 2018 — Cloudera, Inc. (NYSE: CLDR), the modern platform for machine learning and analytics optimized for the cloud, today reported results for its second quarter fiscal 2019, ended July 31, 2018. Total revenue was $110.3 million, an increase of 23% as compared to the second quarter of fiscal 2018. Subscription revenue was $93.1 million, an increase of 26% as compared to the second quarter of fiscal 2018. Subscription revenue represented 84% of total revenue, up from 82% in the second quarter of fiscal 2018.

“In Q2 we made substantial progress in our product and go-to-market transitions, delivering strong financial results in the quarter and accomplishing many of our goals for sustained success in our market,” said Tom Reilly, chief executive officer. “We continue to innovate in highly differentiating ways. With three new modern data warehouse offerings, we are well-positioned to disrupt the legacy data warehouse industry.”

GAAP loss from operations for the second quarter of fiscal 2019 was $33.9 million, compared to a GAAP loss from operations of $65.7 million for the second quarter of fiscal 2018. Non-GAAP loss from operations for the second quarter of fiscal 2019 was $12.7 million, compared to a non-GAAP loss from operations of $25.3 million in the second quarter of fiscal 2018.

Operating cash flow for the second quarter of fiscal 2019 was negative $23.6 million compared to operating cash flow of negative $22.8 million in the second quarter of fiscal 2018.

GAAP net loss per share for the second quarter of fiscal 2019 was $0.22 per share, based on weighted-average shares outstanding of 149.5 million shares, compared to a GAAP net loss per share in the second quarter of fiscal 2018 of $0.48 per share, based on weighted-average shares outstanding of 134.5 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the second quarter of fiscal 2019 was $0.08 per share, based on non-GAAP weighted-average shares outstanding of 149.5 million shares, compared to non-GAAP net loss per share in the second quarter of fiscal 2018 of $0.17 per share, based on non-GAAP weighted-average shares outstanding of 136.5 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of July 31, 2018, the company had total cash, cash equivalents, marketable securities and restricted cash of $458.2 million.

Recent Business and Financial Highlights

•	Subscription revenue was up 26% year-over-year to $93.1 million

•	Subscription revenue represented 84% of total revenue, up from 82% in the second quarter of fiscal 2018

•	Non-GAAP subscription gross margin for the quarter was 87%, up from 85% in the second quarter of fiscal 2018

•	Customers with annual recurring revenue greater than $100,000 were 568, up 30 for the quarter

•	Dollar-based net expansion rate was 128% for the quarter

•	Non-GAAP operating loss improved more than 16 percentage points in the second quarter compared to the year-ago period

•	Introduced Cloudera Altus Data Warehouse, a modern data warehouse as-a-service, available on Microsoft Azure and AWS
(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-08-28-cloudera-leads-the-way-in-data-warehousing-for-hybrid-cloud.html)

•
Introduced Cloudera Data Warehouse, a modern data warehouse for self-service analytics, built with a hybrid cloud-native architecture that handles 50PB data workloads and enables hybrid compute, storage, and control for workload portability across public clouds and enterprise data centers

(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-08-28-cloudera-leads-the-way-in-data-warehousing-for-hybrid-cloud.html)

•
Introduced Cloudera Workload XM, a new intelligent workload experience management cloud service that provides end-to-end visibility across the entire data warehouse, helping improve performance, reduce downtime and optimize utilization across the complete lifecycle of analytics workloads

(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-08-29-cloudera-advances-data-warehousing-leadership.html)

Business Outlook

The outlook for the third quarter of fiscal 2019, ending October 31, 2018, is:

•	Total revenue in the range of $113 million to $114 million, representing approximately 20% year-over-year growth

•	Subscription revenue in the range of $96 million to $97 million, representing approximately 24% year-over-year growth

•	Non-GAAP net loss per share in the range of $0.12 to $0.10 per share

•	Weighted-average shares outstanding of approximately 152 million shares

The outlook for fiscal 2019, ending January 31, 2019, is:

•	Total revenue in the range of $440 million to $450 million, representing approximately 21% year-over-year growth

•	Subscription revenue in the range of $372 million to $377 million, representing approximately 24% year-over-year growth

•	Operating cash flow of approximately negative $35 million

•	Non-GAAP net loss per share in the range of $0.53 to $0.50 per share

•	Weighted-average shares outstanding of approximately 151 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its second quarter fiscal 2019 results and the outlook for its third quarter of fiscal 2019 and full year fiscal 2019 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 8388004

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. We deliver the modern platform for machine learning and analytics optimized for the cloud. The world’s largest enterprises trust Cloudera to help solve their most challenging business problems. Learn more at cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including our “Business Outlook” for our third quarter of fiscal 2019 and our full year fiscal 2019 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP subscription gross margins, non-GAAP loss from operations, non-GAAP net loss, non-GAAP operating loss margin, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the assumed conversion of all outstanding shares of preferred stock to common stock and the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Revenue:
Subscription	$93,123	$73,986	$179,022	$138,657
Services	17,215	15,842	34,023	30,767
Total revenue	110,338	89,828	213,045	169,424
Cost of revenue:(1) (2)
Subscription	14,961	15,215	30,768	41,687
Services	17,171	16,755	34,715	50,395
Total cost of revenue	32,132	31,970	65,483	92,082
Gross profit	78,206	57,858	147,562	77,342
Operating expenses:(1) (2)
Research and development	39,800	42,844	83,464	138,675
Sales and marketing	55,166	62,135	114,943	172,578
General and administrative	17,090	18,564	33,426	54,114
Total operating expenses	112,056	123,543	231,833	365,367
Loss from operations	(33,850)	(65,685)	(84,271)	(288,025)
Interest income, net	2,173	1,440	3,980	2,089
Other income (expense), net	(907)	817	(2,028)	839
Net loss before provision for income taxes	(32,584)	(63,428)	(82,319)	(285,097)
Provision for income taxes	(791)	(801)	(2,097)	(1,451)
Net loss	$(33,375)	$(64,229)	$(84,416)	$(286,548)
Net loss per share, basic and diluted	$(0.22)	$(0.48)	$(0.57)	$(3.28)
Weighted-average shares used in computing net loss per share, basic and diluted	149,505	134,506	148,115	87,293

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cost of revenue – subscription	$2,496	$3,693	$5,044	$19,393
Cost of revenue – services	2,776	3,890	5,250	24,227
Research and development	8,336	13,128	18,197	81,029
Sales and marketing	2,698	12,137	8,777	72,678
General and administrative	4,169	6,603	8,573	33,206
Total stock‑based compensation expense	$20,475	$39,451	$45,841	$230,533

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cost of revenue – subscription	$622	$510	$1,244	$1,024
Sales and marketing	35	431	70	861
Total amortization of acquired intangible assets	$657	$941	$1,314	$1,885

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017

Revenue:
Subscription	84%	82%	84%	82%
Services	16	18	16	18
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	13	17	15	24
Services	16	19	16	30
Total cost of revenue	29	36	31	54
Gross profit	71	64	69	46
Operating expenses:(1) (2)
Research and development	37	48	39	82
Sales and marketing	50	69	54	102
General and administrative	15	20	16	32
Total operating expenses	102	137	109	216
Loss from operations	(31)	(73)	(40)	(170)
Interest income, net	2	1	2	1
Other income (expense), net	(1)	1	(1)	1
Net loss before provision for income taxes	(30)	(71)	(39)	(168)
Provision for income taxes	(1)	(1)	(1)	(1)
Net loss	(31)%	(72)%	(40)%	(169)%

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cost of revenue – subscription	2%	4%	2%	11%
Cost of revenue – services	3	4	3	14
Research and development	8	15	9	48
Sales and marketing	2	14	4	43
General and administrative	4	7	4	20
Total stock-based compensation expense	19%	44%	22%	136%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	—	—	—	—
Total amortization of acquired intangible assets	1%	1%	1%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2018	January 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,970	$43,247
Short-term marketable securities	325,413	327,842
Accounts receivable, net	96,364	130,579
Prepaid expenses and other current assets	20,534	31,470
Total current assets	495,281	533,138
Property and equipment, net	22,089	17,600
Marketable securities, noncurrent	61,747	71,580
Intangible assets, net	4,540	5,855
Goodwill	33,621	33,621
Restricted cash	18,024	18,052
Other assets	7,696	9,312
TOTAL ASSETS	$642,998	$689,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,543	$2,722
Accrued compensation	31,286	41,393
Other accrued liabilities	13,871	13,454
Deferred revenue, current portion	253,779	257,141
Total current liabilities	301,479	314,710
Deferred revenue, less current portion	30,500	34,870
Other liabilities	19,745	16,601
TOTAL LIABILITIES	351,724	366,181
STOCKHOLDERS’ EQUITY:
Common stock	8	7
Additional paid-in capital	1,438,493	1,385,592
Accumulated other comprehensive loss	(1,021)	(832)
Accumulated deficit	(1,146,206)	(1,061,790)
TOTAL STOCKHOLDERS’ EQUITY	291,274	322,977
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$642,998	$689,158

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,375)	$(64,229)	$(84,416)	$(286,548)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,676	3,352	5,068	6,994
Stock-based compensation	20,475	39,451	45,841	230,533
Accretion and amortization of marketable securities	(210)	(128)	(195)	414
Gain on disposal of fixed assets	—	—	(20)	—
Changes in assets and liabilities:
Accounts receivable	(31,647)	(31,783)	34,366	16,744
Prepaid expenses and other assets	4,130	(740)	12,297	639
Accounts payable	704	3,595	583	1,674
Accrued compensation	5,190	7,684	(9,437)	(4,983)
Accrued expenses and other liabilities	2,945	1,828	3,999	2,970
Deferred revenue	5,559	18,125	(7,276)	13,697
Net cash provided by (used in) operating activities	(23,553)	(22,845)	810	(17,866)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(138,133)	(276,807)	(252,376)	(387,154)
Sales of marketable securities and other investments	19,038	11,523	32,294	43,198
Maturities of marketable securities and other investments	116,690	66,184	230,903	117,604
Capital expenditures	(3,449)	(1,796)	(7,690)	(1,971)
Proceeds from sale of equipment	—	—	27	—
Net cash provided by (used in) investing activities	(5,854)	(200,896)	3,158	(228,323)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock in initial public offering	—	239,333	—	237,686
Proceeds from employee stock plans	4,249	4,450	11,330	5,932
Shares withheld related to net share settlement of restricted stock units	(3,482)	—	(4,388)	—
Net cash provided by financing activities	767	243,783	6,942	243,618
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(834)	(78)	(1,215)	(77)
Net increase (decrease) in cash, cash equivalents and restricted cash	(29,474)	19,964	9,695	(2,648)
Cash, cash equivalents and restricted cash — Beginning of period	100,468	67,020	61,299	89,632
Cash, cash equivalents and restricted cash — End of period	$70,994	$86,984	$70,994	$86,984
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$737	$723	$1,898	$1,352
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$561	$3,054	$561	$3,054
Offering costs in accounts payable and other accrued liabilities	$—	$264	$—	$264
Conversion of redeemable convertible preferred stock to common stock	$—	$657,687	$—	$657,687

Cloudera, Inc.
Three Months Ended July 31, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$14,961	$(2,496)	$(622)	$11,843
Subscription gross margin	84%	3%	1%	87%
Cost of revenue- Services	17,171	(2,776)	—	14,395
Services gross margin	—%	16%	—%	16%
Gross profit	78,206	5,272	622	84,100
Total gross margin	71%	5%	1%	76%
Research and development	39,800	(8,336)	—	31,464
Sales and marketing	55,166	(2,698)	(35)	52,433
General and administrative	17,090	(4,169)	—	12,921
Loss from operations	(33,850)	20,475	657	(12,718)
Operating margin	(31)%	19%	1%	(12)%
Net loss	(33,375)	20,475	657	(12,243)
Net loss per share, basic and diluted	$(0.22)	$0.14	$—	$(0.08)

Cloudera, Inc.
Three Months Ended July 31, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$15,215	$(3,693)	$(510)	$—	$11,012
Subscription gross margin	79%	5%	1%	—%	85%
Cost of revenue- Services	16,755	(3,890)	—	—	12,865
Services gross margin	(6)%	25%	—%	—%	19%
Gross profit	57,858	7,583	510	—	65,951
Total gross margin	64%	8%	1%	—%	73%
Research and development	42,844	(13,128)	—	—	29,716
Sales and marketing	62,135	(12,137)	(431)	—	49,567
General and administrative	18,564	(6,603)	—	—	11,961
Loss from operations	(65,685)	39,451	941	—	(25,293)
Operating margin	(73)%	44%	1%	—%	(28)%
Net loss	(64,229)	39,451	941	—	(23,837)
Net loss per share, basic and diluted (1)	$(0.48)	$0.29	$0.01	$0.01	$(0.17)

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
GAAP weighted-average shares, basic and diluted	149,505	134,506	148,115	87,293
Assumed preferred stock conversion	—	1,628	—	37,661
Assumed IPO issuance	—	375	—	477
Non-GAAP weighted-average shares, diluted	149,505	136,509	148,115	125,431

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weighted-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2019
(in millions)	Q3	FY
GAAP net loss	($42) - (39)	($178) - (174)
Stock-based compensation expense (1)	23	95
Amortization of acquired intangible assets	1	3
Non-GAAP net loss	($18) - (15)	($80) - (76)

(1) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Melinda Venable
press@cloudera.com
+1 (650) 644-3900